Exhibit 5.1

Advocaten
Notarissen
Belastingadviseurs

Claude Debussylaan 80
To Affimed N.V.	P.O. Box 75084
Im Neuenheimer Feld 582 0	1070 AB Amsterdam
D-69120 Heidelberg
T +31 20 577 1771
F +31 20 577 1775

Date 17 September 2014	J.J.J. Schutte
Advocaat
Our ref. M21553265/1/20599951/tmf

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of ordinary shares in the capital of the Issuer

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements in, the following documents:

3.1	A copy of the Registration Statement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability. Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

3.2	A copy of:

(a)	the Issuer’s deed of incorporation, as provided by the Chamber of Commerce (Kamer van Koophandel);

(b)	the Trade Register Extract; and

(c)	the Shareholders Register.

(d)	the Board Certificate.

(e)	each Corporate Resolution;

(f)	the Underwriting Agreement;

(g)	the Deed of Issue; and

(h)	the Deed of Conversion, containing the Issuer’s articles of association as in force at the time of the issue of the Registration Shares.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

4.2	The nominal amount of the Registration Shares and any agreed share premium will have been validly paid.

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5	Opinion

Based on the documents and investigations referred to and the assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1	The Registration Shares have been validly issued and are fully paid and nonassessable[1].

6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek N.V.

/S/ J.J.J. Schutte

J.J.J. Schutte

[1]	In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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Annex 1 – Definitions

In this opinion:

“Board Certificate” means the certificate dated the date of this opinion attached to this opinion as Annex 2.

“Corporate Resolution” means each of the Shareholders’ Resolutions, each of the Managing Board Resolutions, and the Pricing Committee Resolution.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Deed of Conversion” means the deed of conversion and amendment of the articles of association dated 17 September 2014, providing for the conversion of the Issuer into a limited liability company and amendment of the articles of association.

“Deed of Issue” means the deed of issue dated 17 September 2014 providing for the issue of 8,000,000 Registration Shares; and

“Dutch law” means the law directly applicable in the Netherlands.

“Issuer” means Affimed N.V., a public company with limited liability with corporate seat in Amsterdam, the Netherlands.

“Managing Board Resolution” means each of:

(a)	A written resolution by the Issuer’s managing board dated 17 July 2014, to:

(i)	publish the Registration Statement;

(ii)	enter into to Underwriting Agreement; and

(iii)	appoint a pricing committee (the “Pricing Committee”) and request the Pricing Committee to advise the Issuer’s managing board on (i) the decision whether or not to proceed with the Offer, (ii) the number of Registration Shares to be issued and (iii) the issue price for the Registration Shares (“Managing Board Resolution A”).

(b)	A written resolution by the Issuer’s managing board dated 12 September 2014, to:

(iv)	resolve to proceed with the Offer;

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(v)	determine the number of Registration Shares to be issued; and

(vi)	determine the issue price for the Registration Shares (“Managing Board Resolution B”).

“Offer”: means the offer by the Issuer of the Registration Shares and includes, where the context permits, the issue of the Registration Shares.

“Pricing Committee Resolution” means the written resolution of the Pricing Committee dated 12 September 2014, to (i) advise the Issuer’s managing board to resolve to proceed with the Offer, (ii) advise the Issuer’s managing board on the number of Registration Shares to be issued and (iii) advise the Issuer’s managing board on the issue price for the Registration Shares.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means 8,000,000 common shares (gewone aandelen), nominal value EUR 0.01 each, in the Issuer’s capital, issued by the Issuer pursuant to the Corporate Resolutions.

“Registration Statement” means the Issuer’s registration statement on form F-1 (Registration No. 333-197097) originally filed with the SEC on 27 June 2014 as amended as of its effective date (excluding any documents incorporated by reference in it or any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders Register” means the Issuer’s shareholders register.

“Shareholder Resolution” means each of:

(a)	a written resolution of the Issuer’s general meeting of shareholders dated 17 July 2014 to approve Managing Board Resolution A.

(b)	a written resolution of the Issuer’s general meeting of shareholders dated 12 September 2014, to:

(i)	enter into the Deed of Conversion;

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(ii)	issue the Registration Shares, under the condition of execution of the Deed of Conversion, and to exclude all pre-emption rights (voorkeursrechten) in respect thereof; and

(iii)	grant an option for a number of Registration Shares to be issued at the request of the Underwriters, in addition to the number of Registration Shares referred to in (ii), under the condition of execution of the Deed of Conversion, and to exclude all pre-emption rights (voorkeursrechten) in respect thereof.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 17 September 2014.

“Underwriting Agreement” means the underwriting agreement dated 12 September 2014 between the Issuer and the underwriters named in it.

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Annex 2 – Board Certificate

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EXECUTION COPY

BOARD CERTIFICATE

FROM THE MANAGING BOARD OF AFFIMED N.V.

DATED 17 SEPTEMBER 2014

THE UNDERSIGNED:

1.	Adolf Hoess, born in Hausham, Germany, on 23 December 1961; and

2.	Florian Heinz Martin Fischer, born in München, Germany, on 3 January 1968,

3.	Jens-Peter Marshner, born in Zeulenroda, Germany, on 29 November 1962,

acting in their capacity as managing directors of Affimed N.V., a limited liability company with corporate seat in Amsterdam, the Netherlands and having its principal office in Heidelberg, Germany (the “Issuer”),

BACKGROUND:

(i)	The Issuer intends to seek the Registration with the SEC of the Registration Shares.

(j)	In connection with the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”).

(k)	This Board Certificate is the “Board Certificate” as defined in the Legal Opinion.

(l)	The undersigned make the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.

7	Construction

7.1	Terms defined in the Legal Opinion have the same meaning in this Board Certificate.

7.2	In this Board Certificate “including” means “including without limitation”.

8	CERTIFICATION:

Each undersigned certifies the following.

8.1	Authenticity

(a)	As at the date of this Board Certificate:

(i)	all information regarding the Issuer registered or on file with the Dutch Trade Register; and

(ii)	all information in the Shareholders Register;

is correct, complete and up to date.

EXECUTION COPY

8.2	Solvency

The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings or other laws relating to or affecting the rights of creditors.

8.3	Issue

(a)	The maximum number of Registration Shares to be issued will not exceed the maximum number of shares that can be issued pursuant to the Corporate Resolutions.

(b)	An amount of USD 56,000,000 was paid on the Registration Shares in accordance with the Underwriting Agreement and the Deed of Issue, which amount is at least sufficient to pay up the Registration Shares.

8.4	Corporate Resolutions

(a)	the undersigned are not aware of any fact or circumstances (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which had the effect of could have the effect that any Corporate Resolution is not or ceases to be in full force and effect without modification; and

(b)	the undersigned believe that each Corporate Resolution is reasonable and fair and the undersigned are not aware of any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary.

8.5	General

No undersigned is aware of:

(c)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or

(d)	any fact or circumstance which he or she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

EXECUTION COPY

9	RELIANCE

De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

10	IN EVIDENCE WHEREOF:

this Board Certificate was signed on              in the manner set out below.

(Signature page to follow)

EXECUTION COPY

/S/ Adolf Hoess

Name:	Adolf Hoess
Title:	Chief Executive Officer

/S/ Florian Heinz Martin Fischer

Name:	Florian Heinz Martin Fischer
Title:	Chief Financial Officer

/S/ Jens Peter Marschner

Name:	Jens-Peter Marshner
Title:

(Signature page to board certificate)